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                                                                   EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  As independent public accountants, we hereby consent to the use of our reports included in this registration statement dated February 16, 1998 (except with respect to the matter discussed in Note 15, as to which the date is March 16, 1998) included in LCI International, Inc.'s Form 10-K for the year ended December 31, 1997 and to all references to our Firm included in this registration statement.

                                          Arthur Andersen LLP

Washington, D.C.

May 13, 1998